Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of LSI Corporation, which appears in Avago Technologies Limited’s Current Report on Form 8-K/A filed on July 8, 2014.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 1, 2016